Exhibit 99.1

PRESS RELEASE

INVESTOR CONTACT:

Lisa L. Ewbank

Synopsys, Inc.

650-584-1901

EDITORIAL CONTACT:

Yvette Huygen

Synopsys, Inc.

650-584-4547

yvetteh@synopsys.com

Synopsys Posts Financial Results for Fourth Quarter and Fiscal Year 2010

MOUNTAIN VIEW, Calif. – December 1, 2010 – Synopsys, Inc. (Nasdaq: SNPS), a world leader in software and IP for semiconductor design, verification and manufacturing, today reported results for its fourth quarter and fiscal year 2010.

For the fourth quarter of fiscal 2010, Synopsys reported revenue of $375.5 million, compared to $338.3 million for the fourth quarter of fiscal 2009. Revenue for fiscal year 2010 was $1.38 billion, an increase of 1.5 percent from $1.36 billion in fiscal 2009.

“Synopsys had a strong year, relative to the industry and our expectations, and we enter fiscal 2011 with an even better outlook,” said Aart de Geus, chairman and CEO of Synopsys. “Building on significant technology and customer momentum, and an improved customer landscape, we expect to deliver growth in both traditional EDA and the adjacencies in which we’ve been steadily investing over the past several years.”

GAAP Results

On a generally accepted accounting principles (GAAP) basis, net income for the fourth quarter of fiscal 2010 was $25.4 million, or $0.17 per share, compared to $19.5 million, or $0.13 per share, for the fourth quarter of fiscal 2009. GAAP net income for fiscal year 2010 was $237.1 million, or $1.56 per share, compared to $167.7 million, or $1.15 per share for fiscal 2009. Net income for fiscal year 2010 includes a one-time $94.3 million, or $0.62 per share, tax benefit associated with the IRS settlement for fiscal years 2002-2004, announced on January 12, 2010.

Non-GAAP Results

On a non-GAAP basis, net income for the fourth quarter of fiscal 2010 was $59.9 million, or $0.39 per share, compared to non-GAAP net income of $49.5 million, or $0.33 per share, for the fourth quarter of fiscal 2009. Non-GAAP net income for fiscal 2010 was $242.4 million, or $1.60 per share, compared to non-GAAP net income of $255.3 million, or $1.75 per share, for fiscal 2009. Reconciliation between GAAP and non-GAAP results is provided at the end of this press release.

Financial Targets

Synopsys also provided its financial targets for the first quarter and full fiscal year 2011. These targets do not include future acquisition-related expenses that may be incurred in fiscal 2011. These targets constitute forward-looking information and are based on current expectations. For a discussion of factors that could cause actual results to differ materially from these targets, see “Forward-Looking Statements” below.

First Quarter of Fiscal Year 2011 Targets:

•	Revenue: $360 million - $368 million

•	GAAP expenses: $305 million - $323 million

•	Non-GAAP expenses: $278 million - $288 million

•	Other income and expense: $0 - $2 million

•	Tax rate applied in non-GAAP net income calculations: approximately 27 percent

•	Fully diluted outstanding shares: 149 million - 154 million

•	GAAP earnings per share: $0.21 - $0.28

•	Non-GAAP earnings per share: $0.38 - $0.41

•	Revenue from backlog: greater than 90 percent

Full Fiscal Year 2011 Targets:

•	Revenue: $1.5 billion - $1.525 billion

•	Other income and expense: $2 million - $6 million

•	Tax rate applied in non-GAAP net income calculations: approximately 27 percent

•	Fully diluted outstanding shares: 149 million - 154 million

•	GAAP earnings per share: $1.06 - $1.24

•	Non-GAAP earnings per share: $1.67 - $1.77

•	Cash flow from operations: approximately $220 million - $240 million

•	Revenue from backlog: greater than 80 percent

GAAP Reconciliation

Synopsys continues to provide all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, Synopsys presents non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Synopsys’ operating results in a manner that focuses on what Synopsys believes to be its ongoing business operations and what Synopsys uses to evaluate its ongoing operations and for internal planning and forecasting purposes. Synopsys’ management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Synopsys’ management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes: (i) the amortization of acquired intangible assets, (ii) the impact of stock compensation, (iii) in-process research and development expenses, (iv) acquisition-related costs, (v) other significant items, including the effect of a tax benefit from a settlement with the Internal Revenue Service and a facility restructuring charge, and (vi) the income tax effect of non-GAAP pre-tax adjustments from the provision for income taxes; and the non-GAAP measures that exclude such information in order to assess the performance of Synopsys’ business and for planning and forecasting in subsequent periods. Whenever Synopsys uses a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed below.

Reconciliation of Fourth Quarter and Fiscal Year 2010 Results

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP net income and earnings per share for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Fourth Quarter and Fiscal Year 2010 Results

(Unaudited and in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	October 31,		October 31,
	2010	2009	2010	2009
GAAP net income	$25,401	$19,528	$237,063	$167,681
Adjustments:
Amortization of intangible assets	14,610	11,638	47,685	45,474
Stock compensation	14,775	14,137	59,989	56,936
In-process research and development	—	1,200	—	2,200
Acquisition-related costs	10,814	—	20,650	—
Facility restructuring charge	123	4,538	1,238	4,538
Tax benefit from IRS settlement	—	—	(94,344)	—
Tax effect	(5,870)	(1,543)	(29,892)	(21,534)

Non-GAAP net income	$59,853	$49,498	$242,389	$255,295

	Three Months Ended		Twelve Months Ended
	October 31,		October 31,
	2010	2009	2010	2009
GAAP net income per share	$0.17	$0.13	$1.56	$1.15
Adjustments:
Amortization of intangible assets	0.09	0.08	0.31	0.31
Stock compensation	0.10	0.09	0.40	0.39
In-process research and development	—	0.01	—	0.02
Acquisition-related costs	0.07	—	0.14	—
Facility restructuring charge	0.00	0.03	0.01	0.03
Tax benefit from IRS settlement	—	—	(0.62)	—
Tax effect	(0.04)	(0.01)	(0.20)	(0.15)

Non-GAAP net income per share	$0.39	$0.33	$1.60	$1.75

Shares used in calculation	151,978	149,332	151,911	145,857

Reconciliation of Target Non-GAAP Operating Results

The following tables reconcile the specific items excluded from GAAP in the calculation of target non-GAAP operating results for the periods indicated below.

GAAP to Non-GAAP Reconciliation of First Quarter Fiscal Year 2011 Targets

(in thousands, except per share amounts)

	Range for Three Months Ending January 31, 2011
	Low	High
Target GAAP expenses	$305,000	$323,000
Adjustment:
Estimated impact of amortization of intangible assets	(15,000)	(19,000)
Estimated impact of stock compensation	(12,000)	(16,000)

Target non-GAAP expenses	$278,000	$288,000

	Range for Three Months
	Ending January 31, 2011
	Low	High
Target GAAP earnings per share	$0.21	$0.28
Adjustment:
Estimated impact of amortization of intangible assets	0.12	0.10
Estimated impact of stock compensation	0.11	0.08
Net non-GAAP tax effect	(0.06)	(0.05)

Target non-GAAP earnings per share	$0.38	$0.41

Shares used in non-GAAP calculation (midpoint of target range)	151,500	151,500

GAAP to Non-GAAP Reconciliation of Full Fiscal Year 2011 Targets

	Range for Fiscal Year Ending October 31, 2011
	Low	High
Target GAAP earnings per share	$1.06	$1.24
Adjustment:
Estimated impact of amortization of intangible assets	0.48	0.42
Estimated impact of stock compensation	0.36	0.30
Net non-GAAP tax effect	(0.23)	(0.19)

Target non-GAAP earnings per share	$1.67	$1.77

Shares used in non-GAAP calculation (midpoint of target range)	151,500	151,500

Earnings Call Open to Investors

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m., Pacific Time. A live webcast of the call will be available at Synopsys’ corporate website at www.synopsys.com. A recording of the call will be available by calling +1-800-475-6701 (+1-320-365-3844 for international callers), access code 178205, beginning at 4:00 p.m. Pacific Time today. A webcast replay will also be available on the website from approximately 5:30 p.m. Pacific Time today through the time Synopsys announces its results for the first quarter fiscal 2011 in February 2011. Synopsys will post copies of the prepared remarks of Aart de Geus, chairman and chief executive officer, and Brian Beattie, chief financial officer, on its website following the call. In addition, Synopsys makes additional financial information available in a financial supplement also posted on the corporate website.

Effectiveness of Information

The targets included in this release, the statements made during the earnings conference call and the information contained in the financial supplement (available in the Investor Relations section of Synopsys’ website at www.synopsys.com) represent Synopsys’ expectations and beliefs as of the date of this release only. Although this press release, copies of the prepared remarks of the chief executive officer and chief financial officer made during the call and the financial supplement will remain available on Synopsys’ website through the date of the first quarter fiscal year 2011 earnings call in February 2011, their continued availability through such date does not mean that Synopsys is reaffirming or confirming their continued validity. Synopsys does not currently intend to report on its progress during the first quarter of fiscal 2011 or comment to analysts or investors on, or otherwise update, the targets given in this earnings release.

Availability of Final Financial Statements

Synopsys will include final financial statements for the fourth quarter and fiscal 2010 in its annual report on Form 10-K to be filed by December 29, 2010.

About Synopsys

Synopsys, Inc. (Nasdaq:SNPS) is a world leader in electronic design automation (EDA), supplying the global electronics market with the software, intellectual property (IP) and services used in semiconductor design, verification and manufacturing. Synopsys’ comprehensive, integrated portfolio of implementation, verification, IP, manufacturing and field-programmable gate array (FPGA) solutions helps address the key challenges designers and manufacturers face today, such as power and yield management, system-to-silicon verification and time-to-results. These technology-leading solutions help give Synopsys customers a competitive edge in bringing the best products to market quickly while reducing costs and schedule risk. Synopsys is headquartered in Mountain View, California, and has approximately 70 offices located throughout North America, Europe, Japan, Asia and India. Visit Synopsys online at http://www.synopsys.com/.

Forward-Looking Statements

The statements made in this press release regarding projected financial results in the sections entitled “Financial Targets,” and “Reconciliation of Target Non-GAAP Operating Results,” financial objectives, and certain statements made in the earnings conference call are forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those described by these statements due to a number of uncertainties, including, but not limited to:

•	changes in demand for Synopsys’ products due to fluctuations in demand for its customers’ products;

•

Synopsys’ ability to realize the potential financial or strategic benefits of the acquisitions it completes and the difficulties in the integration of the products and operations of acquired companies or assets into Synopsys’ products and operations;

•	increased competition in the market for Synopsys’ products and services;

•	continued uncertainty in the global economy and the semiconductor and electronics industries;

•	lower-than-expected research and development spending by semiconductor and electronic systems companies;

•	lower-than-anticipated new IC design starts;

•

lower-than-anticipated purchases or delays in purchases of software or consulting services by Synopsys’ customers, including delays in the renewal, or non-renewal, of Synopsys’ license arrangements with major customers;

•	changes in the mix of time-based licenses and upfront licenses;

•	lower-than-expected orders; and

•	failure of customers to pay license fees as scheduled.

In addition, Synopsys’ actual expenses, earnings per share and tax rate on a GAAP and non-GAAP basis for the fiscal quarter ending January 31, 2011 and actual expenses, earnings per share, tax rate, cash flow from operations and other projections on a GAAP and non-GAAP basis for fiscal year 2011 could differ materially from the targets stated under “Financial Targets” above for a number of reasons, including, but not limited to, (i) a determination by Synopsys that any portion of its goodwill or intangible assets have become impaired, (ii) application of the actual consolidated GAAP and non-GAAP tax rates for such periods, or judgment by management, based upon the status of pending audits and settlements to increase or decrease an income tax asset or liability, (iii) integration and other acquisition-related costs including amortization of intangible assets and costs formerly capitalized but now expensed due to new accounting guidance related to business combinations, (iv) changes in the anticipated amount of employee stock compensation expense recognized on Synopsys’ financial statements, (v) actual change in the fair value of Synopsys’ non-qualified deferred compensation plan obligations, (vi) increases or decreases to estimated capital expenditures, (vii) changes driven by new accounting rules, regulations, interpretations or guidance, (viii) general economic conditions, and (ix) other risks as detailed in Synopsys’ SEC filings, including those described in the “Risk Factors” section in the latest Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2010. Furthermore, Synopsys’ actual tax rates applied to income for the first quarter and fiscal year 2011 could differ from the targets given in this press release as a result of a number of factors, including the actual geographic mix of revenue during the quarter and year, and actions by the government. Finally, Synopsys’ targets for outstanding shares in the first quarter and fiscal year 2011 could differ from the targets given in this press release as a result of higher than expected employee stock plan issuances or stock option exercises, acquisitions and the extent of Synopsys’ stock repurchase activity.

Synopsys is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements made in this earnings release, the conference call or the financial supplement whether as a result of new information, future events or otherwise, unless otherwise required by law.

###

Synopsys is a registered trademark of Synopsys, Inc. Any other trademarks mentioned in this release are the property of their respective owners.

SYNOPSYS, INC.

Unaudited Consolidated Statements of Operations (1)

(in thousands, except per share amounts)

	Three Months Ended October 31,		Twelve Months Ended October 31,
	2010	2009 (2)	2010	2009 (2)
Revenue:
Time-based license	$310,708	$289,860	$1,158,418	$1,150,473
Upfront license	20,807	11,422	68,618	57,551
Maintenance and service	43,944	36,996	153,625	152,021

Total revenue	375,459	338,278	1,380,661	1,360,045
Cost of revenue:
License	50,105	47,332	180,245	175,620
Maintenance and service	18,271	17,331	64,746	65,368
Amortization of intangible assets	11,367	8,509	36,103	32,662

Total cost of revenue	79,743	73,172	281,094	273,650

Gross margin	295,716	265,106	1,099,567	1,086,395
Operating expenses:
Research and development	129,298	114,116	449,229	419,908
Sales and marketing	96,968	86,247	339,759	324,124
General and administrative	32,950	35,492	114,887	119,100
In-process research and development	—	1,200	—	2,200
Amortization of intangible assets	3,243	3,129	11,582	12,812

Total operating expenses	262,459	240,184	915,457	878,144

Operating income	33,257	24,922	184,110	208,251
Other income, net	6,439	6,891	14,548	24,819

Income before income taxes	39,696	31,813	198,658	233,070
Provision (benefit) for income taxes	14,295	12,285	(38,405)	65,389

Net income	$25,401	$19,528	$237,063	$167,681

Net income per share:
Basic	$0.17	$0.13	$1.60	$1.17

Diluted	$0.17	$0.13	$1.56	$1.15

Shares used in computing per share amounts:
Basic	148,229	145,730	148,013	143,752

Diluted	151,978	149,332	151,911	145,857

(1)	Synopsys’ fourth quarter ended on the Saturday nearest October 31. For presentation purposes, the Unaudited Consolidated Statements of Operations refer to a calendar month end.
(2)	For the three and twelve months ended October 31, 2009, Synopsys reclassified $4.8 million and $11.9 million from upfront license to time-based licensed revenue to conform to the current year presentation which had no impact on total revenue.

SYNOPSYS, INC.

Unaudited Consolidated Balance Sheets (1)

(in thousands, except par value amounts)

	October 31, 2010	October 31, 2009
ASSETS:
Current assets:
Cash and cash equivalents	$775,407	$701,613
Short-term investments	163,154	466,713

Total cash, cash equivalents and short-term investments	938,561	1,168,326
Accounts receivable, net	181,102	127,010
Deferred income taxes	73,465	73,453
Income taxes receivable	18,425	51,191
Prepaid and other current assets	36,202	43,820

Total current assets	1,247,755	1,463,800
Property and equipment, net	148,580	146,910
Goodwill	1,265,843	932,691
Intangible assets, net	249,656	96,810
Long-term deferred income taxes	268,759	205,396
Other long-term assets	105,948	93,247

Total assets	$3,286,541	$2,938,854

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$312,850	$255,095
Accrued income taxes	8,349	5,508
Deferred revenue	600,569	553,990

Total current liabilities	921,768	814,593
Long-term accrued income taxes	128,603	157,354
Other long-term liabilities	101,885	88,002
Long-term deferred revenue	34,103	34,739

Total liabilities	1,186,359	1,094,688
Stockholders’ equity:
Preferred stock, $0.01 par value: 2,000 shares authorized; none outstanding	—	—
Common stock, $0.01 par value: 400,000 shares authorized; 148,479 and 146,945 shares outstanding, respectively	1,485	1,469
Capital in excess of par value	1,541,383	1,500,166
Retained earnings	770,674	574,980
Treasury stock, at cost: 8,786 and 10,326 shares, respectively	(197,586)	(228,618)
Accumulated other comprehensive loss	(15,774)	(3,831)

Total stockholders’ equity	2,100,182	1,844,166

Total liabilities and stockholders’ equity	$3,286,541	$2,938,854

(1)	Synopsys’ fourth quarter ended on the Saturday nearest October 31. For presentation purposes, the Unaudited Consolidated Balance Sheets refer to a calendar month end.

SYNOPSYS, INC.

Unaudited Consolidated Statements of Cash Flows (1)

(in thousands)

	Twelve Months Ended October 31,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$237,063	$167,681
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	101,201	101,453
Stock compensation	59,988	56,934
Allowance for doubtful accounts	(899)	2,461
Write-down of long-term investments	468	7,158
(Gain) loss on sale of investments	(3,995)	(716)
Deferred income taxes	38,356	25,942
In-process research and development	—	2,200
Net changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	(16,202)	22,830
Prepaid and other current assets	4,638	12,779
Other long-term assets	(5,923)	(12,248)
Accounts payable and other liabilities	10,566	(28,206)
Income taxes	(94,052)	(22,503)
Deferred revenue	9,827	(96,606)

Net cash provided by operating activities	341,036	239,159

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales and maturities of short-term investments	547,686	290,709
Purchases of short-term investments	(243,515)	(386,431)
Purchases of long-term investments	—	(771)
Purchases of property and equipment	(39,223)	(39,199)
Cash paid for acquisitions, net of cash acquired	(500,829)	(53,358)
Capitalization of software development costs	(2,852)	(2,852)

Net cash (used in) investing activities	(238,733)	(191,902)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on capital leases	(3,692)	(2,212)
Proceeds from credit facilities	—	1,279
Payment on credit facility	—	(1,533)
Issuances of common stock	145,329	71,918
Purchases of treasury stock	(184,699)	—

Net cash (used in) provided by financing activities	(43,062)	69,452
Effect of exchange rate changes on cash and cash equivalents	14,553	7,272

Net change in cash and cash equivalents	73,794	123,981
Cash and cash equivalents, beginning of period	701,613	577,632

Cash and cash equivalents, end of period	$775,407	$701,613

(1)	Synopsys’ fourth quarter ended on the Saturday nearest October 31. For presentation purposes, the Unaudited Consolidated Statements of Cash Flows refer to a calendar month end.